Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Total System Services, Inc.:
We consent to the incorporation by reference in the registration statements (No. 2-92497, No. 33-17376, No. 333-25401, No. 3341775, and No. 333-104142) on Form S-8 and the registration statement (No. 333-50351) on Form S-3 of Total System Services, Inc. of our reports dated February 28, 2006, with respect to the consolidated balance sheets of Total System Services, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in or are incorporated by reference in the December 31, 2005 annual report on Form 10-K of Total System Services, Inc.
Atlanta, Georgia
February 28, 2006